Exhibit 3.b
BYLAWS
OF
MASCO CORPORATION
(a Delaware corporation)
(As Amended and Restated February 5, 2021)

ARTICLE I
Meetings of Stockholders

Section 1.01. Annual Meetings. The annual meeting of stockholders for the election of Directors and for the transaction of such other proper business, notice of which was given in the notice of the meeting, shall be held on a date (other than a legal holiday) which shall be designated each year by the Board of Directors, or on such other date to which a meeting may be adjourned or re-scheduled, at such time and place as shall be designated by resolution of the Board of Directors and set forth in the notice of such meeting.

Section 1.02. Special Meetings. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Board of Directors, subject to the rights of holders of any one or more classes or series of preferred stock or any other class of stock issued by the Corporation which shall have the right, voting separately by class or series, to elect Directors. Special meetings shall be held as shall be designated by resolution of the Board of Directors and set forth in the notice of such meeting, and the business transacted shall be confined to the purpose or purposes stated in the notice of the meeting.

Section 1.03.    Re-scheduling and Adjournment of Meetings. Notwithstanding Sections 1.01 and 1.02 of this Article, the Board of Directors may postpone and re-schedule any previously scheduled annual or special meeting of stockholders. The person presiding at any meeting is empowered to adjourn the meeting at any time after it has been convened.

Section 1.04. Notice of Stockholders' Meetings. The notice of all meetings of stockholders shall state the place, if any, and time of the meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state the purpose or purposes for which the meeting is called.

Unless otherwise required by law, the notice of each meeting of stockholders shall be given not less than ten days nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. If a meeting is adjourned to another time or place, and, if any announcement of the adjourned time or place or the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the adjournment is for more than thirty days or the Directors, after adjournment, fix a new record date for the adjourned meeting.

Notice of a meeting need not be given to any stockholder who submits (i) a signed waiver of notice in person or by proxy or (ii) a waiver by electronic transmission by the person entitled to notice, whether before or after the meeting. The attendance of a stockholder at a meeting, in person or by proxy, without protesting prior to the meeting the lack of notice of such meeting shall constitute a waiver of notice of the meeting.

Section 1.05. Notice of Stockholder Business.

(A) Annual Meetings of Stockholders. (1) The proposal of business (other than nominations for the election of Directors) to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation's notice of meeting (or any supplement thereto) pursuant to Section 1.04, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.05 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.05.

(2) For business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.05, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

(3) Such stockholder's notice shall set forth (a) as to any business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner; (ii) the class and number of shares of capital stock of the Corporation which are directly or indirectly owned beneficially and of record by such stockholder and such beneficial owner or such other person who possess both the full voting and investment rights pertaining to the shares and the full economic interest in the shares; (iii) a description of any material interest of the stockholder or the beneficial owner, if any, in the proposal, including any anticipated benefit to such person or persons therefrom; (iv) a description of any proxy, contract, arrangement, understanding or relationship (whether written or oral) pursuant to which the stockholder or beneficial owner, if any, has a right to vote, directly or indirectly, any shares of the Corporation or pursuant to which any other person has the right to vote, directly or indirectly, any shares owned by such stockholder of record or beneficial owner, if any; (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or (y) otherwise to solicit proxies from stockholders in support of such proposal; (vii) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner with respect to the Corporation’s securities; (viii) a description of any agreement, arrangement or understanding (whether written or oral) between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of business or acting in concert with any of the foregoing; and (ix) any other information relating to such stockholder or beneficial owner, if any, or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such proposal pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”). The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal at an annual meeting in compliance with Rule 14a8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. A stockholder seeking to bring up any proper matter of business for stockholder action before an annual meeting shall promptly provide to the Corporation any other information reasonably requested by the Corporation. If requested by the Corporation, the information required under this Section 1.05 shall be supplemented by such stockholder and any such beneficial owner not later than 10 days after the record date for the meeting to update such information as of the record date.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

(C) General. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.05. Except as otherwise provided by law, the person presiding at the stockholders' meeting shall have the power and duty (a) to determine whether any business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in this Section 1.05 and (b) if any proposed business was not made or proposed in compliance with this Section 1.05, to declare that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.05, if the stockholder or beneficial owner (or a qualified representative of the stockholder or beneficial owner) does not appear at the meeting of stockholders of the Corporation to present such proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(D) Applicable Law. Notwithstanding the foregoing provisions of this Section 1.05, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.05. Nothing in this Section 1.05 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a8 under the Exchange Act or (b) of the holders of any class or series of preferred stock or any other class of stock issued by the Corporation which shall have the right, voting separately by class or series, to elect Directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 1.06. Notice of Nominations for the Election of Directors.

(A) Meetings of Stockholders. (1) The nomination of directors to be considered by the stockholders may be made at meetings of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) pursuant to Section 1.04, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice was provided for in Article SEVENTH of the Certificate of Incorporation and in compliance with this Section 1.06 is delivered to the Secretary of the Corporation or (d) pursuant to Section 1.07.

(2) For a nomination for the election of Directors to be made by a stockholder pursuant to Article SEVENTH of the Certificate of Incorporation and this Section 1.06 of the bylaws, such stockholder’s notice of intent to make a nomination for the election of Directors shall set forth (a) the information required to be provided by the stockholder to the Secretary pursuant to subparagraph (b) of Article SEVENTH of the Certificate of Incorporation; (b) as to each person whom the stockholder proposes to nominate for election as a Director, (i) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such person has with any other person or entity other than the Corporation including the amount of any payment or payments received or receivable thereunder (a “Third-Party Compensation Arrangement”), in each case in connection with his or her nomination, candidacy, service or action as a Director of the Corporation, (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: (i) the class and number of shares of capital stock of the Corporation which are directly or indirectly owned beneficially and of record by such stockholder and such beneficial owner or such other person who possesses both the full voting and investment rights pertaining to the shares and the full economic interest in the shares; (ii) a description of any material interest of the stockholder or the beneficial owner, if any, in the nomination, including any anticipated benefit to such person or persons therefrom; (iii) a description of any proxy, contract, arrangement, understanding or relationship (whether written or oral) pursuant to which the stockholder or beneficial owner, if any, has a right to vote, directly or indirectly, any shares of the Corporation or pursuant to which any other person has the right to vote, directly or indirectly, any shares owned by such shareholder of record or beneficial owner, if any; (iv) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner with respect to the Corporation’s securities; (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect each such nominee or (y) otherwise to solicit proxies from stockholders in support of such nomination; and (vi) any other information relating to such stockholder or beneficial owner, if any, or Director nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee pursuant to Section 14 of the Exchange Act. A stockholder seeking to make a nomination before a meeting of stockholders shall promptly provide to the Corporation any other information reasonably requested by the Corporation. If requested by the Corporation, the information required under this Section 1.06 shall be supplemented by such stockholder and any such beneficial owner not later than 10 days after the record date for the meeting to update such information as of the record date.

(B) Other Requirements. To be eligible to be a nominee for election as a Director, the proposed nominee must provide to the Secretary of the Corporation in accordance with the applicable time periods prescribed for delivery of a notice of nomination under Article SEVENTH of the Certificate of Incorporation, (a) a completed Director nominee questionnaire (in the form provided by the Secretary of the Corporation at the request of the stockholder giving notice); (b) a written representation that, unless previously disclosed to the Corporation, the nominee is not and will not become a party to any voting agreement, arrangement or understanding with any person or entity as to how such nominee, if elected, will vote on any issue or that could interfere with such person’s ability to comply, if elected as a Director, with his or her fiduciary duties under applicable law; (c) a written representation and agreement that, unless previously disclosed to the Corporation pursuant to Section 1.06(A) of these bylaws, the nominee is not and will not become a party to any Third-Party Compensation Arrangement in connection with his or her nomination, candidacy, service or action as a Director of the Corporation; and (d) such nominee has read and agrees, if elected, to adhere to the Corporation’s Corporate Governance Guidelines, Code of Ethics, Related Person Transaction Policy and any other policies and guidelines of the Corporation applicable to Directors, as they may be amended from time to time. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation the information that is required to be set forth in a stockholder’s notice of nomination that pertains to the nominee.

(C) General. No person shall be eligible to be nominated by a stockholder to serve as a Director of the Corporation unless nominated in accordance with the procedures set forth in Article SEVENTH of the Certificate of Incorporation and this Section 1.06 or Section 1.07 of these bylaws. Except as otherwise provided by law, the person presiding at the stockholders' meeting shall have the power and duty (a) to determine whether any nomination was made in accordance with the procedures set forth in the Certificate of Incorporation and these bylaws and (b) if any nomination was not made in compliance with the Certificate of Incorporation and these bylaws, to declare that such nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 1.06, if the stockholder or beneficial owner (or a qualified representative of the stockholder or beneficial owner) does not appear at the meeting of stockholders of the Corporation to present such nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(D) Applicable Law. Notwithstanding the foregoing provisions of this Section 1.06, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.06. Nothing in this Section 1.06 shall be deemed to affect any rights of the holders of any class or series of preferred stock or any other class of stock issued by the Corporation which shall have the right, voting separately by class or series, to elect Directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 1.07. Nominations of Directors Included in the Corporation’s Proxy Materials.

(A) Inclusion of Stockholder Nominees in Proxy Statement. Subject to the provisions of this Section 1.07, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders (but not at any special meeting of stockholders): (i) the names of any person or persons nominated for election (each, a “Stockholder Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Stockholder (as defined below) or group of up to 20 Eligible Stockholders that, as determined by the Board of Directors, has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 1.07 (such Eligible Stockholder or group of Eligible Stockholders being a “Nominating Stockholder”); (ii) disclosure about each Stockholder Nominee and the Nominating Stockholder required under the rules of the

Securities and Exchange Commission or other applicable law to be included in the proxy statement; (iii) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of each Stockholder Nominee’s election to the Board of Directors (subject, without limitation, to Section 1.07(E)(2), provided that such statement does not exceed 500 words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (the “Supporting Statement”)); and (iv) any other information that the Corporation or the Board of Directors determines, in its discretion, to include in the proxy statement relating to the nomination of each Stockholder Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Section 1.07 and any solicitation materials or related information with respect to a Stockholder Nominee.

For purposes of this Section 1.07, any determination to be made by the Board of Directors may also be made by a committee of the Board of Directors or any officer of the Corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the Corporation, any Eligible Stockholder, any Nominating Stockholder, any Stockholder Nominee and any other person so long as made in good faith (without any further requirements). The person presiding at any annual meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Stockholder Nominee has been nominated in accordance with the requirements of this Section 1.07 and, if not so nominated, shall direct and declare at the meeting that such Stockholder Nominee shall not be considered.
(B) Maximum Number of Stockholder Nominees. (1) The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees than that number of Directors constituting the greater of (i) two or (ii) 20% of the total number of Directors of the Corporation then serving on the last day on which a Nomination Notice may be submitted pursuant to this Section 1.07 (rounded down to the nearest whole number) (the “Maximum Number”); provided, however, that so long as the Corporation has a classified Board of Directors, the Maximum Number is subject to reduction so that the Maximum Number for any annual meeting shall not exceed one-half of the number of directors to be elected (rounded down to the nearest whole number) as such number is provided in the notice for the meeting pursuant to Section 1.04. The Maximum Number for a particular annual meeting shall be reduced by: (i) each Stockholder Nominee whose nomination is withdrawn by the Nominating Stockholder or who becomes unwilling to serve on the Board of Directors; (ii) each Stockholder Nominee who ceases to satisfy, or Nominating Stockholders that cease to satisfy, the eligibility requirements in this Section 1.07, as determined by the Board of Directors; (iii) each Stockholder Nominee who the Board of Directors itself decides to nominate for election at such annual meeting; and (iv) the number of incumbent Directors who had been Stockholder Nominees at either of the preceding two annual meetings of stockholders and whose terms extend past the upcoming annual meeting of stockholders, or whose reelection at the upcoming annual meeting of stockholders is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Section 1.07(D) but before the date of the annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of Directors in office as so reduced.

    (2) If the number of Stockholder Nominees pursuant to this Section 1.07 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation’s common stock that each Nominating Stockholder disclosed as owned in its Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 1.07(D), a Nominating Stockholder or a Stockholder Nominee ceases to satisfy the eligibility requirements in this Section 1.07, as determined by the Board of Directors, a Nominating Stockholder withdraws its nomination or a Stockholder Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the Corporation: (i) shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement Stockholder Nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (ii) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of stockholders. Any Nominating Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section shall rank such Stockholder Nominees based on the order in which the Nominating Stockholder desires such Stockholder Nominees be selected for inclusion in the Corporation’s proxy materials.

(C)    Eligibility of Nominating Stockholder. (1) An “Eligible Stockholder” is a person who has either (i) been a record holder of the shares of common stock of the Corporation used to satisfy the eligibility requirements in this Section 1.07(C) continuously for the three-year period specified in subsection (C)(2) of this Section 1.07 below or (ii) provides to the Secretary of the Corporation, within the time period referred to in Section 1.07(D), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines acceptable.

    (2) An Eligible Stockholder or group of up to 20 Eligible Stockholders may submit a nomination in accordance with this Section 1.07 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of shares through the date of the annual meeting of stockholders. The following shall be treated as one Eligible Stockholder if such Eligible Stockholder shall provide together with the Nomination Notice documentation satisfactory to the Board of Directors that demonstrates compliance with the following criteria: (i) funds under common management and investment control; (ii) funds under common management and funded primarily by the same employer; or (iii) a “family of investment companies” or a “group of investment companies” (each as defined in the Investment Company Act of 1940, as amended). For the avoidance of doubt, in the event of a nomination by a Nominating Stockholder that includes more than one Eligible Stockholder, any and all requirements and obligations for a given Eligible Stockholder or, except as the context otherwise makes clear, the Nominating Stockholder that are set forth in this Section 1.07, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the aggregate ownership of the group of Eligible Stockholders constituting the Nominating Stockholder. Should any Eligible Stockholder cease to satisfy the eligibility requirements in this Section 1.07, as determined by the Board of Directors, or withdraw from a group of Eligible Stockholders constituting a Nominating Stockholder at any time prior to the annual meeting of stockholders, the

Nominating Stockholder shall be deemed to own only the shares held by the remaining Eligible Stockholders. As used in this Section 1.07, any reference to a “group” or “group of Eligible Stockholders” refers to any Nominating Stockholder that consists of more than one Eligible Stockholder and to all the Eligible Stockholders that make up such Nominating Stockholder.

    (3) The “Minimum Number” of shares of the Corporation’s common stock means 3% of the number of outstanding shares of common stock of the Corporation as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.

    (4) For purposes of this Section 1.07, an Eligible Stockholder “owns” only those outstanding shares of the Corporation’s common stock as to which such Eligible Stockholder possesses both (i) the full voting and investment rights pertaining to such shares and (ii) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (w) purchased or sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (x) sold short by such Eligible Stockholder, (y) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (a) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (b) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or any of its affiliates. An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares; provided that the Eligible Stockholder has the power to recall such loaned shares on not more than five business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors. For purposes of this Section 1.07(C)(4), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

    (5) No Eligible Stockholder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Stockholder appears as a member of more than one group, such Eligible Stockholder shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Nomination Notice.

(D)    Nomination Notice. To nominate a Stockholder Nominee pursuant to this Section 1.07, the Nominating Stockholder (including, for the avoidance of doubt, each group member in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders) must deliver either by personal delivery or by United States mail, postage prepaid, to the Secretary at the principal executive offices of the Corporation all of the following information and documents in a form that the Board of Directors or its designee determines acceptable (collectively, the “Nomination Notice”), not less than 120 days nor more than 150 days prior to the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is not scheduled to be held within a period that commences 30 days before and concludes 30 days after the first anniversary date of the preceding year’s annual meeting of stockholders (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), then to be timely the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed (in no event shall the adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice):

    (1) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date of the Nomination Notice, the Nominating Stockholder owns, and has continuously owned for the preceding three (3) years, the Minimum Number of shares, and the Nominating Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Nominating Stockholder’s continuous ownership of the Minimum Number of shares through the record date;

    (2) an agreement to hold the Minimum Number of shares through the annual meeting of stockholders and to provide immediate notice if the Nominating Stockholder ceases to own the Minimum Number of shares at any time prior to the date of the annual meeting of stockholders;

    (3) a Schedule 14N (or any successor form) relating to each Stockholder Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Stockholder, as applicable, in accordance with Securities and Exchange Commission rules;

    (4) the written consent of each Stockholder Nominee to being named in the Corporation’s proxy statement, form of proxy and ballot as a Stockholder Nominee and to serving as a Director if elected;

    (5) a written notice, in a form deemed satisfactory by the Board of Directors, of the nomination of each Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, for the avoidance of doubt, each group member in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders): (i) the information required with respect to the nomination of Directors pursuant to subparagraph (b) of Article SEVENTH of the Certificate of Incorporation and Section 1.06(A) of these bylaws; (ii) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (iii) a representation and warranty that the Nominating Stockholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the intent of influencing or changing control of the Corporation; (iv) a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than such Nominating Stockholder’s Stockholder Nominee(s); (v) a representation and warranty that the Nominating Stockholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv)) with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder

Nominee(s) or any nominee of the Board of Directors; (vi) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting; (vii) a representation and warranty that each Stockholder Nominee’s candidacy or, if elected, membership on the Board of Directors would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded; (viii) a representation and warranty that each Stockholder Nominee (a) does not have any direct or indirect relationship with the Corporation that would cause the Stockholder Nominee to be deemed not independent pursuant to the [Corporation’s Director Independence Standards] and otherwise qualifies as independent under the [Corporation’s Director Independence Standards][company to confirm] and the rules of the primary stock exchange on which the Corporation’s shares of common stock are traded; (b) meets the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the Corporation’s shares of common stock are traded; (c) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); ( (d) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Stockholder Nominee; and (e) meets the Director qualifications set forth in the Corporation’s Corporate Governance Guidelines; (ix) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 1.07(C); (x) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 1.07(C) through the date of the annual meeting; (xi) details of any position of a Stockholder Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice; (xii) if desired, a Supporting Statement; and (xiii) in the case of a nomination by a Nominating Stockholder comprised of a group, the designation by all Eligible Stockholders in such group of one Eligible Stockholder that is authorized to act on behalf of the Nominating Stockholder with respect to matters relating to the nomination, including withdrawal of the nomination;

    (6) an executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominating Stockholder (including in the case of a group, each Eligible Stockholder in that group) agrees (i) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (ii) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s Directors or Director nominees or any Stockholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (iii) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or any of its Stockholder Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of Directors, including, without limitation, the Nomination Notice; (iv) to indemnify and hold harmless (jointly with all other Eligible Stockholders, in the case of a group of Eligible Stockholders) the Corporation and each of its Directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or any of its Stockholder Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under this Section 1.07; (v) in the event that any information included in the Nomination Notice or any other communication by the Nominating

Stockholder (including with respect to any Eligible Stockholder included in a group) with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and (vi) in the event that the Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 1.07(C), to promptly notify the Corporation; and

    (7) an executed agreement, in a form deemed satisfactory by the Board of Directors, by each Stockholder Nominee (i) to provide to the Corporation such other information and certifications, including completion of the Corporation’s Director nominee questionnaire, as the Board of Directors may reasonably request; (ii) at the reasonable request of the Corporate Governance and Nominating Committee, to meet with such committee to discuss matters relating to the nomination of such Stockholder Nominee to the Board of Directors, including the information provided by such Stockholder Nominee to the Corporation in connection with his or her nomination and such Stockholder Nominee’s eligibility to serve as a member of the Board of Directors; (iii) that such Stockholder Nominee has read and agrees, if elected, to adhere to the Corporation’s Corporate Governance Guidelines, Code of Ethics, Related Person Transaction Policy and any other policies and guidelines of the Corporation applicable to Directors; and (iv) that such Stockholder Nominee is not and will not become a party to (a) any Third-Party Compensation Arrangement in connection with his or her nomination or candidacy as a Director of the Corporation that has not been fully disclosed to the Corporation prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice, (b) any Third-Party Compensation Arrangement in connection with his or her service or action as a Director of the Corporation, (c) any agreement, arrangement or understanding with any person or entity as to how such Stockholder Nominee would vote or act on any issue or question as a Director (a “Voting Commitment”) that has not been fully disclosed to the Corporation prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice or (d) any Voting Commitment that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a Director of the Corporation, with his or her fiduciary duties under applicable law.

The information and documents required by this Section 1.07(D) to be provided by the Nominating Stockholder shall be (i) provided with respect to and executed by each Eligible Stockholder in the group in the case of a Nominating Stockholder comprised of a group of Eligible Stockholders; and (ii) provided with respect to the persons specified in Instructions 1 and 2 to Item 6(c) and (d) of Schedule 14N (or any successor item) (x) in the case of a Nominating Stockholder that is an entity and (y) in the case of a Nominating Stockholder that is a group that includes one or more Eligible Stockholders that are entities. The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 1.07(D) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to and received by the Secretary of the Corporation.

(E) Exceptions. (1) Notwithstanding anything to the contrary contained in this Section 1.07, the Corporation may omit from its proxy statement any Stockholder Nominee and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s Supporting Statement) and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Stockholder Nominee, if (i) the Corporation receives a notice pursuant to the advance notice requirements set forth in Article SEVENTH of the Certificate of Incorporation and Section 1.06 of these bylaws that a stockholder intends to nominate a candidate for Director at the annual meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation, (ii) the Nominating Stockholder (or, in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders, the Eligible Stockholder that is authorized to act on behalf of the Nominating Stockholder), or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted pursuant to this Section 1.07, the Nominating Stockholder withdraws its nomination or the person presiding at the annual meeting declares that such nomination was not made in accordance with the procedures prescribed by this Section 1.07 and shall therefore be disregarded; (iii) the Board of Directors determines that such Stockholder Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these bylaws or the Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded; (iv) such Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 1.07 at one of the Corporation’s two preceding annual meetings of stockholders and withdrew from or became ineligible or unavailable for election at such annual meeting or received a vote of less than 25% of the shares of common stock cast for; (v) such Stockholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or (vi) the Corporation is notified, or the Board of Directors determines, that the Nominating Stockholder or such Stockholder Nominee has failed to continue to satisfy the eligibility requirements described in Section 1.07(C), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or such Stockholder Nominee under this Section 1.07.

    (2) Notwithstanding anything to the contrary contained in this Section 1.07, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Stockholder Nominee included in the Nomination Notice, if the Board of Directors determines that (i) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (ii) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority; (iii) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation; or (iv) the inclusion of such information in the proxy statement would impose a material risk of liability upon the Corporation.

The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

Section 1.08. Quorum. Except as otherwise required by law, by the Certificate of Incorporation or by these bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders of record as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

The vote required for the election of Directors shall be as set forth in Section 2.01 hereof. Whenever any corporate action, other than the election of Directors, is to be taken by vote of the stockholders, unless a greater percentage is required by the General Corporation Law, the Certificate of Incorporation, these bylaws, or by the Board of Directors, it shall be authorized by a majority of the votes cast on the proposal by the holders of shares entitled to vote thereon at a meeting of stockholders.

Section 1.09. Inspectors at Stockholders' Meetings. The Board of Directors, in advance of any stockholders' meeting, shall appoint one or more inspectors to act at the meeting or any adjournment thereof and to make a written report thereof. In case any inspector or alternate appointed is unable to act, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election in a manner fair to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

Section 1.10. Presiding Officer at Stockholders' Meetings. The Chairman of the Board, the Chief Executive Officer or the President, shall preside at stockholders' meetings as more particularly provided in Article III hereof. In the event that the Chairman of the Board, the Chief Executive Officer and the President shall be absent or otherwise unable to preside, then a majority of the Directors present at the meeting shall appoint one of the Directors or some other appropriate person to preside.

ARTICLE II
Directors

Section 2.01. Qualifications and Number; Term; Vacancies. A Director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of Directors constituting the entire Board shall be not less than five nor more than twelve, the exact number of Directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. Directors shall be nominated and serve for such terms, and vacancies shall be filled, as provided in the Certificate of Incorporation. Directors may be removed only for cause.

A nominee for Director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election with abstentions ignored for these purposes; provided, however, that at a contested election meeting, Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. For purposes of this Section 2.01, a “contested election meeting” is any annual meeting of stockholders for which the number of Director nominees exceeds the number of Directors to be elected.

If an incumbent Director nominee fails to receive a majority of the votes cast in an election that is not a contested election meeting, the Director shall immediately tender his or her resignation to the Board of Directors. The Board of Directors (excluding the Director in question) shall, within 90 days after certification of the election results, decide whether to accept the Director’s resignation. Absent a compelling reason for the Director to remain on the Board of Directors, the Board shall accept the resignation. The Board of Directors shall promptly disclose its decision and, if applicable, the reasons for rejecting the resignation in a filing with the Securities and Exchange Commission.

Section 2.02. Place and Time of Meetings of the Board. Regular and special meetings of the Board shall be held at such places (within or without the State of Delaware) and at such times as may be fixed by the Board or upon call of the Chairman of the Board or of the executive committee or of any two Directors, provided that the Board of Directors shall hold at least four meetings a year.

Section 2.03. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, but if there shall be less than a quorum at any meeting of the Board, a majority of those present (or if only one be present, then that one) may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice. Except as provided to the contrary by the General Corporation Law, by the Certificate of Incorporation or by these bylaws, at all meetings of Directors, a quorum being present, all matters shall be decided by the vote of a majority of the Directors present at the time of the vote.

Section 2.04. Remuneration of Directors. In addition to reimbursement for his reasonable expenses incurred in attending meetings or otherwise in connection with his attention to the affairs of the Corporation, each Director as such, and as a member of any committee of the Board, shall be entitled to receive such remuneration as may be fixed from time to time by the Board.

Section 2.05. Notice of Meetings of the Board. Regular meetings of the Board may be held without notice if the time and place of such meetings are fixed by the Board. Except as provided to the contrary in these bylaws, all regular meetings of the Board, the time and place of which have not been fixed by the Board, and all special meetings of the Board, shall be held upon twenty-four hours' notice to the Directors given by letter, telegraph, telecopier, telephone or other means of electronic transmission. No notice need specify the purpose of the meeting. Any requirement of notice shall be effectively waived by any Director who signs a waiver of notice before or after the meeting or who waives notice by means of electronic transmission or who attends the meeting without protesting (prior thereto or at its commencement) the fact that the meeting has not been lawfully called or convened. Notwithstanding the foregoing, a regular meeting of the Board may be held without notice immediately following the annual meeting of the stockholders at the same place as such meeting was held, for the purpose of electing officers and a Chairman of the Board for the ensuing year.

Section 2.06. Executive Committee and Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee and other committees to serve at the pleasure of the Board. Each Committee shall consist of such number of Directors as shall be specified by the Board in the resolution designating the Committee. To the extent permitted by the General Corporation Law, the Executive Committee shall have all of the authority of the Board of Directors. Subject to the General Corporation Law, each other committee shall be empowered to perform such functions, as may, by resolution, be delegated to it by the Board. Unless otherwise provided by the Board of Directors each committee (including, without limitation, the Executive Committee) designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.

The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meetings of such committee. Vacancies in any committee, whether caused by resignation or by increase in the number of members constituting said committee, shall be filled by a majority of the entire Board of Directors. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 2.07. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in accordance with applicable law.

ARTICLE III
Officers

Section 3.01. Officers. The Board of Directors, at its first meeting held after the annual meeting of stockholders in each year shall elect a Chairman of the Board (who may be designated Executive Chairman if serving as an employee of the Corporation), a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer, and may, in its discretion, also appoint from time to time, such other officers or agents as it may deem proper. The Chairman shall be elected from among the members of the Board of Directors. Any two or more offices may be held by the same person.

Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor has been elected and qualified; provided, however, that the Board of Directors may remove any officer for cause or without cause at any time.

Section 3.02. Chairman of the Board. The Chairman of the Board shall preside, unless he designates another to act in his stead, at all meetings of the stockholders, the Board of Directors, and the Executive Committee and shall be a member ex officio of all committees appointed by the Board of Directors, except that the Board may, at his request, excuse him from membership on a committee. The Chairman of the Board shall do and perform all acts and duties herein specified or that may be assigned to him from time to time by the Board of Directors.

Section 3.03. Chairman Emeritus. If the Board shall elect a Chairman Emeritus, he or she shall, at the request of the Chairman of the Board or in his absence or inability to act if the Board shall not designate another member, preside at the meetings of the Board. The Chairman Emeritus shall also perform such duties that may be assigned to him by the Chairman of the Board.

Section 3.04. Chief Executive Officer. At the request of the Chairman of the Board (if such person is not also the Chief Executive Officer) or in the absence or inability of the Chairman of the Board to act, the Chief Executive Officer shall preside at meetings of the stockholders. The Chief Executive Officer shall have the power on behalf of the Corporation to enter into, execute and deliver all contracts, instruments, conveyances or documents and to affix the corporate seal thereto. The Chief Executive

Officer shall do and perform all acts and duties herein specified or that may be assigned to him from time to time by the Board of Directors.

Section 3.05. President. At the request of the Chairman of the Board, or if the Chairman of the Board and the Chief Executive Officer are absent or unable to act, the President shall preside at meetings of the Stockholders. The President shall have the power on behalf of the Corporation to enter into, execute and deliver all contracts, instruments, conveyances or documents and to affix the corporate seal thereto. The President shall do and perform all acts and duties herein specified or that may be assigned to him from time to time by the Chief Executive Officer.

Section 3.06. Secretary. The Secretary shall keep minutes of the proceedings taken and the resolutions adopted at all meetings of the stockholders, the Board of Directors and the Executive Committee, and shall give due notice of the meetings of the stockholders, the Board of Directors and the Executive Committee. He shall have charge of the seal and all books and papers of the Corporation, and shall perform all duties incident to his office. In case of the absence or disability of the Secretary, his duties and powers may be exercised by such person as may be appointed by the Board of Directors or the Executive Committee.

Section 3.07. Treasurer. The Treasurer shall receive all the monies belonging to the Corporation, and shall forthwith deposit the same to the credit of the Corporation in such financial institution as may be selected by the Board of Directors or the Executive Committee. He shall keep books of account and vouchers for all monies disbursed. He shall also perform such other duties as may be prescribed by the Board of Directors, Executive Committee, the Chairman of the Board, the Chief Executive Officer or the President and in case of the absence or disability of the Treasurer, his duties and powers may be exercised by such person as may be appointed by the Board of Directors or Executive Committee.

ARTICLE IV
Capital Stock

Section 4.01. Share Certificates. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation that is represented by a certificate shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer. Any or all signatures upon a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 4.02. Lost, Destroyed or Stolen Certificates. No certificate representing shares shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of evidence of such loss, destruction or theft, and if the Board of Directors shall so require, on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety as the Board of Directors may in its discretion require.

Section 4.03. Transfer of Shares. The shares of stock of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s legal representative, in person or by attorney, upon surrender to the Corporation of such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of authenticity of such endorsement or execution, and upon satisfaction of such other requirements, as the Corporation may reasonably establish. The person in whose name shares of stock shall stand on the record of stockholders of the Corporation shall be deemed the owner thereof for all purposes regarding the Corporation.

Section 4.04. Record Dates. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other action, the Board may fix, in advance, a date as the record date of any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

ARTICLE V
Miscellaneous

Section 5.01. Signing of Instruments. All checks, drafts, notes, acceptances, bills of exchange, and orders for the payment of money shall be signed in such manner as may be provided and by such person or persons as may be authorized from time to time by resolution of the Board of Directors or the Executive Committee or these bylaws.

Section 5.02. Corporate Seal. The seal of the Corporation shall contain the words "Masco Corporation, Delaware" and shall be in such form as may be approved from time to time by the Board of Directors.

Section 5.03. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and shall end on the thirty-first day of December following.

Section 5.04. Resignations. Any Director, committee member or officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect when such notice is given unless the notice specifies (a) a later effective date, or (b) an effective date determined upon the occurrence of an event or events, such as the failure to receive the required vote for reelection as a Director or the acceptance of such resignation by the Board of Directors. Unless otherwise specified in the notice of resignation, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE VI
Amendments of Bylaws

Section 6.01. Amendments. Except as provided to the contrary by the General Corporation Law, by the Certificate of Incorporation or by these bylaws, these bylaws may be amended or repealed at a meeting, (1) by vote of a majority of the whole Board of Directors, provided that notices of the proposed amendments shall have been sent to all the Directors not less than three days before the meeting at which they are to be acted upon, or at any regular meeting of the Directors by the unanimous vote of all the Directors present, or (2) by the affirmative vote of the holders of at least 80% of the stock of the Corporation generally entitled to vote, voting together as a single class.
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